EXHIBIT 10.71

PROMISSORY NOTE

$850,000.00	March 2, 2006

FOR VALUE RECEIVED, the undersigned, Earth Biofuels, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of Southern Biofuels, LLC, a Mississippi limited liability company (“Payee”), the principal sum of Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00), together with interest thereon as provided for below.

The principal of this Promissory Note (this “Note”) shall be due and payable March 13, 2006.

The unpaid principal balance of this Note shall bear interest from the date of February 21, 2006 until paid in full at the rate of 7.25% per annum.

Principal and all accrued interest are payable at P.O. Box 54461, Jackson, Mississippi 39288, or at such other address as the Payee of this Note may from time to time designate in writing.

The Payee shall not, by any act (except by a written instrument executed and delivered in accordance with this paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or other power hereunder or to have acquiesced in any default hereunder.  No waiver, amendment, supplement or other modification of any of the terms or provisions of this Note shall be effective unless set forth in a writing executed and delivered by the party sought to be charged.

Maker waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral.

The undersigned agrees to pay upon demand all of Payee’s costs and expenses, including Payee’s attorneys’ fees and Payee’s legal expenses, incurred in connection with the collection of this Note. If there is a lawsuit, Guarantor agrees upon Payee’s request to submit to the jurisdiction of the courts of Rankin County, State of Mississippi.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date set forth above.

EARTH BIOFUELS, INC.

By:	/s/ DENNIS G. MCLAUGHLIN, III

Name:	Dennis G. McLaughlin, III

Title:	Chief Executive Officer, Director